Exhibit 99.1
Covanta Holding Corporation Announces
Public Offering of Senior Notes
FAIRFIELD, NJ, November 9, 2010 — Covanta Holding Corporation, a Delaware corporation (NYSE:CVA) (the “Company” or “Covanta”) today announced the offering of a new series of senior unsecured notes (the “Notes”) in an underwritten public offering (the “Note Offering”). The coupon rate, maturity and other terms of the Notes will be determined at pricing. The Note Offering will be made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on April 3, 2009.
The Company intends to use a portion of the net proceeds of the Note Offering to fund the purchase price and accrued and unpaid interest on any and all of its 1.00% Senior Convertible Debentures due 2027 which are validly tendered and accepted for payment by the Company pursuant to an Offer to Purchase and related Letter of Transmittal. Any remaining net proceeds will be used for general corporate purposes.
J.P. Morgan Securities LLC, BofA Merrill Lynch, Barclays Capital Inc. and Citigroup Global Markets Inc. will act as joint bookrunning managers in the Note Offering. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting J.P. Morgan Securities LLC at 383 Madison Ave, 3rd Fl, New York, NY 10179, Attention: Nick Nikolic; BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, 800-294-1322, Attention: Syndicate Operations or by email: dg.prospectus_requests@baml.com; Barclays Capital Inc. at Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847 or Citigroup Global Markets Inc. at 1-800-831-9146, Attention: Prospectus Department.
This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to buy or sell with respect to any securities. The Note Offering may be made only by means of a preliminary prospectus supplement and the accompanying prospectus. The Note Offering is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or is otherwise prohibited.
About Covanta
Covanta Holding Corporation (NYSE:CVA). is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs
Vice President, Investor Relations
973-882-4196
James Regan
Associate, Media Relations and Corporate Communications
973-882-7152